            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 111 to the Registration Statement on Form N-1A (the "Registration Statement") of our reports dated October 14, 2008, relating to the financial statements and financial highlights appearing in the August 31, 2008 Annual Reports to Shareholders of Vanguard FTSE Social Index Fund, Vanguard Consumer Discretionary Index Fund, Vanguard Consumer Staples Index Fund, Vanguard Energy Index Fund, Vanguard Financials Index Fund, Vanguard Health Care Index Fund, Vanguard Industrials Index Fund, Vanguard Information Technology Index Fund, Vanguard Materials Index Fund, Vanguard Telecommunication Services Index Fund, Vanguard Utilities Index Fund, Vanguard U.S. Growth Fund, Vanguard International Growth Fund, Vanguard Extended Duration Treasury Index Fund, Vanguard Mega Cap 300 Index Fund, Vanguard Mega Cap 300 Value Index Fund, and Vanguard Mega Cap 300 Growth Index Fund (comprising Vanguard World Fund), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Financial Statements" and "Service Providers--Independent Registered Public Accounting Firm" in the Statement of Additional Information.





PricewaterhouseCoopers LLP
Philadelphia, PA
December 22, 2008